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                                                                      Exhibit 16

August 27, 1997

Securities and Exchange Commission
Mail Stop 9-5
450th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madam:

We have read and agree with the comments in Item 4 of Form 8-K of Kewaunee Scientific Corporation dated August 27, 1997, except that we have no knowledge of whether the Company has consulted with Price Waterhouse L.L.P. regarding any matter referenced under Item 304(a)(2) of Regulation S-K.

Yours truly,

/s/ DELOITTE & TOUCHE LLP